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                                                                    EXHIBIT 3.10


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          TOPEKA TELEVISION CORPORATION


         The above corporation (hereinafter referred to as the "Corporation"), existing pursuant to the General and Business Corporation Law of Missouri (the "Act"), desiring to give notice of corporate action effectuating the amendment and restatement of its Articles of Incorporation, sets forth the following facts:

                                    ARTICLE I

         Section I:       Date of incorporation of the Corporation is August 14,
                          1964.

         Section II: The name of the Corporation following this amendment and restatement is Topeka Television Corporation.

         Section III: The exact text of the Amended and Restated Articles of Incorporation is attached hereto and incorporated herein.

                                   ARTICLE II

         The Board of Directors of the Corporation duly adopted the proposed Amended and Restated Articles of Incorporation by unanimous written consent executed on June 13, 2001.

         The Shareholders of the Corporation duly adopted the proposed Amended and Restated Articles of Incorporation by unanimous written consent executed on June 13, 2001. Of the 8,174 shares of common stock outstanding, 8,174 were entitled to vote. The number of shares voted in favor of the amendment were 8,174, and no shares voted against the amendment.

         The manner of the adoption of the Amended and Restated Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the By-Laws of the Corporation.

Executed this 15th day of June, 2001.

/s/ J. Scott Enright                         /s/ David L. Wills
--------------------------------            ------------------------------------
J. Scott Enright, Vice President            David L. Wills, Assistant Secretary



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State of Indiana  )
                  ) SS:
County of Marion  )


         I, Elizabeth Marie Ellis, a Notary Public, do hereby certify that on June 15, 2001, personally appeared before me J. Scott Enright and David L. Wills, known to be a Vice President and Assistant Secretary, respectively, of Topeka Television Corporation, and being duly sworn by me, acknowledged that they signed as their own free act and deed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                   /s/  Elizabeth Marie Ellis
                                                   -----------------------------
                                                   Notary Public


My Commission Expires    December 6, 2006
                      -------------------

My County of Commission     Hamilton
                        --------------------





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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          TOPEKA TELEVISION CORPORATION


                                    ARTICLE I

                                 Corporate Name

         The name of the Corporation following this amendment and restatement is Topeka Television Corporation (the "Corporation").


                                   ARTICLE II

                                    Purposes

         This Corporation is formed for the purpose of transacting any or all lawful business for which corporations may be incorporated under the General and Business Corporation Law of Missouri, as now or hereafter amended (hereinafter referred to as the "Act"). The Corporation shall have the same capacity to act as possessed by natural persons and shall have and exercise all powers granted to business corporations formed under the Act and permitted by the laws of the State of Missouri in force from time to time hereafter, including, but not limited to, the general rights, privileges and powers set out in the Act, the power to enter into and engage in partnerships and joint ventures, and to act as agent. The Corporation shall have the power and capacity to engage in all business activities, either directly or through any person, firm, entity, trust, partnership or association.


                                   ARTICLE III

                                Term of Existence

         The period during which the Corporation shall continue is perpetual.


                                   ARTICLE IV

                     Registered Office and Registered Agent

         The street address of the registered office of the Corporation is 120 South Central Avenue, Clayton, Missouri 63105, and the name of the registered agent at that address is CT Corporation Systems.

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                                    ARTICLE V

                                Authorized Shares

         The total number of shares which the Corporation is authorized to issue is ten thousand (10,000) shares of Common Stock, no par value.


                                   ARTICLE VI

                           Terms of Authorized Shares

         Section 6.01. Terms. All shares are of one and the same class with equal rights, privileges, powers, obligations, liabilities, duties and restrictions. These shares may be issued for any consideration consistent with the Act, including tangible or intangible property or benefit to the Corporation, at such price and amount per share as may be determined by the Board of Directors.

         Section 6.02. Dividends. The shareholders shall be entitled to receive dividends as declared by the Board of Directors in accordance with the Act; dividends may be paid in cash, property or in authorized but unissued shares of the Corporation.

         Section 6.03. Payment on Dissolution. In the event of voluntary or involuntary dissolution of the Corporation, the shareholders shall be entitled, after payment of all debts and liabilities of the Corporation, to share ratably in the remaining assets of the Corporation.


                                   ARTICLE VII

                                  Voting Rights

         Section 7.01. Voting Rights. Every shareholder of the Corporation shall have the right, at every shareholders' meeting, to one vote for each share standing in the shareholder's name on the books of the Corporation as of the record date for such meeting.

         Section 7.02. Voting of Shares Owned by Other Corporations. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint, or as the By-Laws of such other corporation may prescribe.

         Section 7.03. Shareholder Action. Except as otherwise provided in the Act or these Articles of Incorporation, all actions taken by the shareholders shall be by a majority vote of the number of shares entitled to vote, including but not limited to an election of directors.



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                                  ARTICLE VIII

                               Board of Directors

         The number of directors constituting the Board of Directors shall be one (1). Thereafter, the number of directors shall be fixed by, or in the manner provided by, the By-Laws.


                                   ARTICLE IX

                             Certificates for Shares

         Each shareholder shall be entitled to a certificate certifying the number of shares owned by such shareholder in the Corporation.


                                    ARTICLE X

         The Board of Directors of the Corporation duly adopted the Amended and Restated Articles of Incorporation by unanimous written consent executed on June 13, 2001.

         The Shareholders of the Corporation duly adopted the Amended and Restated Articles of Incorporation by unanimous written consent executed on June 13, 2001. Of the 8,174 shares of common stock outstanding, 8,174 were entitled to vote. The number of shares voted in favor of the amendment were 8,174, and no shares voted against the amendment

         The manner of the adoption of the Amended and Restated Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation and the By-Laws of the Corporation.


/s/ J. Scott Enright                         /s/ David L. Wills
----------------------------------           -----------------------------------
J. Scott Enright, Vice President             David L. Wills, Assistant Secretary